Exhibit 99.4
Last Updated
2/18/11
Pinnacle West Capital Corporation
Earnings Variance Explanations
For the Three-Month and Twelve-Month Periods Ended December 31, 2010 and 2009
The following discussion includes the earnings variance explanations for Pinnacle West Capital Corporation (“Pinnacle West”) for the three months and twelve months ended December 31, 2010 and 2009. We suggest that this discussion be read in connection with the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Additional operating and financial statistics and a glossary of terms are available on our website (www.pinnaclewest.com).
RESULTS OF OPERATIONS
Pinnacle West’s reportable business segment is our regulated electricity segment, which consists of traditional regulated retail and wholesale electricity businesses (primarily electricity service to Native Load customers) and related activities and includes electricity generation, transmission and distribution.
Our reportable business segments reflect a change from previously reported information. As of December 31, 2010, our real estate activities are no longer considered a segment requiring separate reporting or disclosure. In 2009 our real estate subsidiary, SunCor, began disposing of its homebuilding operations, master-planned communities, land parcels, commercial assets and golf courses in order to reduce its outstanding debt (see Note 23). At December 31, 2010, SunCor had total remaining assets of about $16 million, which includes approximately $3 million of assets held for sale. Additionally, all of SunCor’s operations are reflected in discontinued operations.
Operating Results — Three-month period ended December 31, 2010 compared with three-month period ended December 31, 2009
Our consolidated net income attributable to common shareholders for the three months ended December 31, 2010 was $7 million, compared with a net loss of $30 million for the comparable prior-year period. The $37 million variance consists of a $23 million increase in income from continuing operations and a $14 million increase from discontinued operations (primarily real estate activities). As discussed in greater detail below, the improved results reflect an increase of approximately $20 million in regulated electricity segment net income primarily due to increased revenues related to APS’s retail rate increases, partially offset by increased operating expenses.

Last Updated
2/18/11
The following table presents net income (loss) attributable to common shareholders by business segment compared with the prior-year period:

	Three Months Ended
	December 31,
	2010	2009	Net Change
	(dollars in millions)
Regulated Electricity Segment:
Operating revenues less fuel and purchased power expenses	$428	$392	$36
Operations and maintenance	(231)	(219)	(12)
Depreciation and amortization	(107)	(103)	(4)
Taxes other than income taxes	(34)	(22)	(12)
Other income (expenses), net	2	(3)	5
Interest charges, net of allowance for funds used during construction	(52)	(55)	3
Income taxes	5	1	4
Noncontrolling interests (Note 7)	(5)	(5)	—

Regulated electricity segment net income (loss)	6	(14)	20

All other (a)	1	(2)	3

Income (Loss) from Continuing Operations Attributable to Common Shareholders	7	(16)	23

Loss from Discontinued Operations Attributable to Common Shareholders (primarily real estate impairment charges at SunCor)	—	(14)	14

Net Income (Loss) Attributable to Common Shareholders	$7	$(30)	$37

(a)	Includes activities related to APSES and El Dorado. None of the activities of either of these companies constitutes a reportable segment.
Regulated electricity segment
This section includes a discussion of major variances in income and expense amounts for the regulated electricity segment.

Last Updated
2/18/11
Operating revenues less fuel and purchased power expenses Regulated electricity segment operating revenues less fuel and purchased power expenses were $36 million higher for the three months ended December 31, 2010 compared with the prior-year period. The following table describes the major components of this change:

	Increase (Decrease)
		Fuel and
		purchased
	Operating	power
	revenues	expenses	Net change
	(dollars in millions)

Retail regulatory settlement effective January 1, 2010:
Retail base rate increases, net of deferrals	$54	$28	$26
Line extension revenues (Note 3)	4		4
Transmission rate decreases	(2)		(2)
Higher demand-side management and renewable energy surcharges (substantially offset in operations and maintenance expense)	7	1	6
Effects of weather on retail sales	7	2	5
Lower fuel and purchased power costs including the effects of higher off-system sales, net of related PSA deferrals	4	(2)	6
Lower retail revenues related to recovery of PSA deferrals, substantially offset by lower amortization of fuel and purchased power expense	(58)	(59)	1
Lower retail sales primarily due to lower usage per customer, including the effects of the Company’s energy efficiency programs, but excluding the effects of weather	(9)	(2)	(7)
Miscellaneous items, net	(4)	(1)	(3)

Total	$3	$(33)	$36

Operations and maintenance Operations and maintenance expenses increased $12 million for the three months ended December 31, 2010 compared with the prior-year period primarily because of:
•	An increase of $5 million related to demand-side management and renewable energy programs, which are primarily offset in operating revenues;

•	An increase of $6 million related to employee benefits costs; and

•	An increase of $1 million due to other miscellaneous factors.
Taxes other than income taxes Taxes other than income taxes increased $12 million for the three months ended December 31, 2010 compared with the prior-year period primarily because of higher property tax rates in the current year.

Last Updated
2/18/11
Income taxes Income taxes were $4 million lower for the three months ended December 31, 2010 compared with the prior year primarily because of $4 million of income tax benefits related to prior years that were resolved in the current year and $2 million of income tax benefits related to the extension of the Federal R&D credit, partially offset by higher pretax income in the current-year period.
Discontinued Operations
Real estate activities As of December 31, 2010, all of SunCor’s operations have been reclassified to discontinued operations. The income from discontinued operations related to real estate activities was $14 million higher for the three months ended December 31, 2010 compared with the prior-year period primarily because of real estate impairment charges recorded in the prior-year period.
Operating Results — 2010 compared with 2009
Our consolidated net income attributable to common shareholders for 2010 was $350 million, compared with $68 million for the comparable prior-year period. The improved results were primarily due to lower real estate impairment charges recorded in 2010 compared with the prior-year period by SunCor.
In addition, regulated electricity segment net income increased approximately $82 million from the prior-year period due to increased revenues related to APS’s retail rate increases and other factors. Our consolidated results for 2010 also include a gain of $25 million after income taxes related to the sale of APSES’ district cooling business.

Last Updated
2/18/11
The following table presents net income (loss) attributable to common shareholders by business segment compared with the prior-year period:

	Year Ended
	December 31,
	2010	2009	Net Change
	(dollars in millions)
Regulated Electricity Segment:
Operating revenues less fuel and purchased power expenses	$2,134	$1,970	$164
Operations and maintenance	(870)	(822)	(48)
Depreciation and amortization	(415)	(407)	(8)
Taxes other than income taxes	(135)	(123)	(12)
Other income (expenses), net	(4)	(2)	(2)
Interest charges, net of allowance for funds used during construction	(204)	(212)	8
Income taxes	(161)	(142)	(19)
Noncontrolling interests (Note 20)	(20)	(19)	(1)

Regulated electricity segment net income	325	243	82

All other (a)	5	(10)	15

Income from Continuing Operations Attributable to Common Shareholders	330	233	97

Discontinued real estate activities, primarily impairment charges at SunCor (Note 23)	(6)	(167)	161
All other discontinued operations (b)	26	2	24

Income (Loss) from Discontinued Operations Attributable to Common Shareholders	20	(165)	185

Net Income Attributable to Common Shareholders	$350	$68	$282

(a)	Includes activities related to APSES and El Dorado. None of the activities of either of these companies constitutes a reportable segment.

(b)	Income from discontinued operations for 2010 includes a gain of $25 million after income taxes related to the sale of APSES’ district cooling business
Regulated electricity segment
This section includes a discussion of major variances in income and expense amounts for the regulated electricity segment.

Last Updated
2/18/11
Operating revenues less fuel and purchased power expenses Regulated electricity segment operating revenues less fuel and purchased power expenses were $164 million higher for the year ended 2010 compared with the prior year. The following table describes the major components of this change:

	Increase (Decrease)
		Fuel and
		purchased
	Operating	power
	revenues	expenses	Net change
	(dollars in millions)

Retail regulatory settlement effective January 1, 2010:
Retail base rate increases, net of deferrals	$269	$128	$141
Line extension revenues (Note 3)	19		19
Transmission rate increases	6		6
Higher demand-side management and renewable energy surcharges (substantially offset in operations and maintenance expense)	33	2	31
Higher fuel and purchased power costs offset by the effects of higher off-system sales, net of related PSA deferrals	28	26	2
Lower retail revenues related to recovery of PSA deferrals, substantially offset by lower amortization of fuel and purchased power expense	(270)	(276)	6
Lower retail sales primarily due to lower usage per customer, including the effects of the Company’s energy efficiency programs, but excluding the effects of weather	(28)	(9)	(19)
Effects of weather on retail sales, primarily due to milder weather in the second quarter 2010	(20)	(6)	(14)
Miscellaneous items, net	(5)	3	(8)

Total	$32	$(132)	$164

Operations and maintenance Operations and maintenance expenses increased $48 million for the year ended 2010 compared with the prior year primarily because of:
•	An increase of $25 million related to demand-side management and renewable energy programs, which are primarily offset in operating revenues;

•	An increase of $18 million related to employee benefits costs; and

•	An increase of $5 million related to other miscellaneous factors.
Depreciation and Amortization Depreciation and amortization expenses were $8 million higher for the year ended 2010 compared with the prior year primarily because of increased plant in service partially offset by lower depreciation rates.

Last Updated
2/18/11
Taxes other than income taxes Taxes other than income taxes increased $12 million for the year ended 2010 compared with the prior year primarily because of higher property tax rates in the current year.
Interest charges, net of allowance for funds used during construction Interest charges, net of allowance for funds used during construction, decreased $8 million for the year ended 2010 compared with the prior year primarily because of higher rates in the current year for the allowance for equity and borrowed funds used during construction, partially offset by higher interest charges due to higher debt balances. Interest charges, net of allowance for funds used during construction are comprised of the regulated electricity segment portions of the line items interest expense and allowance for equity and borrowed funds used during construction from the Consolidated Statements of Income.
Income taxes Income taxes were $19 million higher for the year ended 2010 compared with the prior year primarily because of higher pretax income in the current-year period, partially offset by $17 million of income tax benefits related to prior years that were resolved in the current year. See Note 4.
All other
All other revenues increased $56 million partially offset by increased other expenses of $41 million resulting primarily from improved margins from APSES’ products and services business. In addition, other income was higher due to investment losses at El Dorado in 2009.
Discontinued Operations
Real estate activities During the first quarter of 2009, SunCor’s Board of Directors authorized a series of strategic transactions to dispose of SunCor’s assets. This decision resulted in impairment charges of approximately $161 million after income taxes in 2009. As of December 31, 2010, all of SunCor’s operations have been reclassified to discontinued operations (see Note 22). The after-tax impacts of the $6 million loss from real estate activities for the year ended 2010 includes real estate impairment charges of approximately $10 million (see Note 23) and other costs of $6 million, partially offset by a gain from debt restructuring of approximately $10 million (see Note 6).
All other All other earnings from discontinued operations were $24 million higher for the year ended 2010 compared to the prior-year period primarily because of a gain of $25 million after income taxes related to the sale of APSES’ district cooling business in 2010.

PINNACLE WEST CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars and shares in thousands, except per share amounts)

	THREE MONTHS ENDED
	DECEMBER 31,		Increase (Decrease)
	2010	2009	Amount	Percent
Operating Revenues
Regulated electricity segment	$653,626	$650,349	$3,277	0.5	% B
Other revenues	29,985	10,559	19,426	184.0	% B

Total	683,611	660,908	22,703	3.4	% B

Operating Expenses
Regulated electricity segment fuel and purchased power	225,571	257,990	(32,419)	12.6	% B
Operations and maintenance	232,991	221,462	11,529	5.2	% W
Depreciation and amortization	106,691	103,397	3,294	3.2	% W
Taxes other than income taxes	34,398	22,489	11,909	53.0	% W
Other expenses	24,642	8,672	15,970	184.2	% W

Total	624,293	614,010	10,283	1.7	% W

Operating Income	59,318	46,898	12,420	26.5	% B

Other
Allowance for equity funds used during construction	5,649	3,080	2,569	83.4	% B
Other income	2,540	1,176	1,364	116.0	% B
Other expense	(1,114)	(5,382)	4,268	79.3	% B

Total	7,075	(1,126)	8,201	728.3	% B

Interest Expense
Interest charges	62,237	60,080	2,157	3.6	% W
Allowance for borrowed funds used during construction	(4,225)	(2,112)	(2,113)	100.0	% B

Total	58,012	57,968	44	0.1	% W

Income (Loss) From Continuing Operations Before Income Taxes	8,381	(12,196)	20,577	168.7	% B

Income Taxes	(3,822)	(1,088)	(2,734)	251.3	% B

Income (Loss) From Continuing Operations	12,203	(11,108)	23,311	209.9	% B

Income (Loss) From Discontinued Operations
Net of Income Taxes	298	(13,927)	14,225	102.1	% B

Net Income (Loss)	12,501	(25,035)	37,536	149.9	% B

Less: Net income attributable to noncontrolling interests	5,151	5,124	27	0.5	% W

Net Income (Loss) Attributable To Common Shareholders	$7,350	$(30,159)	$37,509	124.4	% B

Weighted-Average Common Shares Outstanding — Basic	108,730	101,320	7,410	7.3%

Weighted-Average Common Shares Outstanding — Diluted	109,224	101,320	7,904	7.8%

Earnings Per Weighted-Average Common Share Outstanding
Income (loss) from continuing operations attributable to common shareholders — basic	$0.07	$(0.16)	$0.23	143.8	% B
Net income (loss) attributable to common shareholders — basic	$0.07	$(0.30)	$0.37	123.3	% B
Income (loss) from continuing operations attributable to common shareholders — diluted	$0.06	$(0.16)	$0.22	137.5	% B
Net income (loss) attributable to common shareholders — diluted	$0.07	$(0.30)	$0.37	123.3	% B

Amounts Attributable To Common Shareholders
Income (loss) from continuing operations, net of tax	$7,074	$(16,063)	$23,137	144.0	% B
Discontinued operations, net of tax	276	(14,096)	14,372	102.0	% B

Net income (loss) attributable to common shareholders	$7,350	$(30,159)	$37,509	124.4	% B

B —	Better

W —	Worse

PINNACLE WEST CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	TWELVE MONTHS ENDED
	DECEMBER 31,		Increase (Decrease)
	2010	2009	Amount	Percent
Operating Revenues
Regulated electricity segment	$3,180,678	$3,149,187	$31,491	1.0	% B
Other revenues	82,967	26,723	56,244	210.5	% B

Total	3,263,645	3,175,910	87,735	2.8	% B

Operating Expenses
Regulated electricity segment fuel and purchased power	1,046,815	1,178,620	(131,805)	11.2	% B
Operations and maintenance	877,406	831,863	45,543	5.5	% W
Depreciation and amortization	414,555	407,463	7,092	1.7	% W
Taxes other than income taxes	135,334	123,277	12,057	9.8	% W
Other expenses	65,651	24,534	41,117	167.6	% W

Total	2,539,761	2,565,757	(25,996)	1.0	% B

Operating Income	723,884	610,153	113,731	18.6	% B

Other
Allowance for equity funds used during construction	22,066	14,999	7,067	47.1	% B
Other income	6,368	5,278	1,090	20.7	% B
Other expense	(9,764)	(14,269)	4,505	31.6	% B

Total	18,670	6,008	12,662	210.8	% B

Interest Expense
Interest charges	244,174	237,527	6,647	2.8	% W
Allowance for borrowed funds used during construction	(16,539)	(10,430)	(6,109)	58.6	% B

Total	227,635	227,097	538	0.2	% W

Income From Continuing Operations Before Income Taxes	514,919	389,064	125,855	32.3	% B

Income Taxes	164,321	136,506	27,815	20.4	% W

Income From Continuing Operations	350,598	252,558	98,040	38.8	% B

Income (Loss) From Discontinued Operations
Net of Income Taxes	19,611	(179,794)	199,405	110.9	% B

Net Income	370,209	72,764	297,445	408.8	% B

Less: Net income attributable to noncontrolling interests	20,156	4,434	15,722	354.6	% W

Net Income Attributable To Common Shareholders	$350,053	$68,330	$281,723	412.3	% B

Weighted-Average Common Shares Outstanding — Basic	106,573	101,161	5,412	5.3%

Weighted-Average Common Shares Outstanding — Diluted	107,138	101,264	5,874	5.8%

Earnings Per Weighted-Average Common Share Outstanding
Income from continuing operations attributable to common shareholders — basic	$3.10	$2.31	$0.79	34.2	% B
Net income attributable to common shareholders — basic	$3.28	$0.68	$2.60	382.4	% B
Income from continuing operations attributable to common shareholders — diluted	$3.08	$2.30	$0.78	33.9	% B
Net income attributable to common shareholders — diluted	$3.27	$0.67	$2.60	388.1	% B

Amounts Attributable To Common Shareholders
Income from continuing operations, net of tax	$330,435	$233,349	$97,086	41.6	% B
Discontinued operations, net of tax	19,618	(165,019)	184,637	111.9	% B

Net Income attributable to common shareholders	$350,053	$68,330	$281,723	412.3	% B

B —	Better

W —	Worse